Exhibit 99.04

Hampshire International Business Park
Chineham Basingstoke
Hampshire RG24 8EP
United Kingdom
Tel +44 (0)1256 894000
Fax +44 (0)1256 894708
www.shire.com

Press Release

Application for Listing of Shire Limited Ordinary Shares

Basingstoke, UK and Philadelphia, US – May 23, 2008 – Shire Limited (“Shire”) (LSE: SHP, NASDAQ: SHPGY), the global specialty biopharmaceutical company, announces that an application has been made to the UK Listing Authority and to the London Stock Exchange for 559,725,147 ordinary shares of 5 pence each in the capital of Shire to be admitted to the Official List and to trading on the London Stock Exchange. Dealings will commence today at 8.00 a.m. (GMT).

As announced on 22 May 2008, the High Court sanctioned the scheme of arrangement proposed between Shire plc and its ordinary shareholders. Under the terms of the scheme, Shire will issue ordinary shares to former holders of ordinary shares in Shire plc on a one-for-one basis.  Similarly, Shire plc’s American Depositary Shares (“ADSs”) will be replaced by Shire’s ADSs on a one-for-one basis and NASDAQ dealings will commence today at 9.30 a.m. (EST).

Application has also been made for block listings amounting in aggregate to 6,378,000 ordinary shares of 5 pence each in the capital of Shire to be admitted to the Official List upon issue. The block listings consist of 82,000 shares under the Shire Pharmaceuticals Executive Share Option Scheme, 6,200,000 shares under the Shire Pharmaceuticals Group plc 2000 Executive Share Option Scheme, 14,000 shares under the BioChem Pharma Stock Option Plan and 82,000 shares under the Shire plc Sharesave Plan. Upon issue, these shares shall rank pari passu with all other ordinary shares of Shire.

From today Shire plc will be registered as a private company, wholly owned by Shire, and the listing of Shire plc’s ordinary shares of 5 pence each on the Official List will be cancelled as of 8.00 a.m. (GMT) today.

For further information please contact:

Investor Relations	Cléa Rosenfeld (Rest of the World)	+44 1256 894 160
	Eric Rojas (North America)	+1 484 595 8252
Media	Jessica Mann (Rest of the World)	+44 1256 894 280
	Matthew Cabrey (North America)	+1 484 595 8248

Notes to editors

SHIRE LIMITED

Shire’s strategic goal is to become the leading specialty biopharmaceutical company that focuses on meeting the needs of the specialist physician.  Shire focuses its business on attention deficit and hyperactivity disorder (ADHD), human genetic therapies (HGT), gastrointestinal (GI) and renal diseases. The structure is sufficiently flexible to allow Shire to target new therapeutic areas to the extent opportunities arise through acquisitions.  Shire’s in-licensing, merger and acquisition efforts are focused on products in niche markets with strong intellectual property protection either in the US or Europe.  Shire believes that a carefully selected portfolio of products with strategically aligned and relatively small-scale sales forces will deliver strong results.

For further information on Shire, please visit the Company’s website: www.shire.com.

This announcement does not constitute an offer or invitation to purchase securities.

Terms used but not defined herein have the meanings given to them in the Circular and the Prospectus.

Morgan Stanley & Co International plc is acting for Shire and Shire plc and no one else in connection with the Proposals and will not be responsible to anyone other than Shire and Shire plc for the protections afforded to its clients or for providing advice in relation to the Proposals or the content of this announcement.

This announcement does not constitute an invitation or offer to sell or the solicitation of an invitation or offer to buy any security. None of the securities referred to in this announcement shall be sold, issued, exchanged or transferred in any jurisdiction in contravention of applicable laws.

Notice to United States Residents

This announcement is not an offer of securities in the United States.

The Shire ordinary shares to be issued in connection with the Proposals will not be, and are not required to be, registered with the US Securities and Exchange Commission under the US Securities Act of 1933, as amended, in reliance on the exemption from registration provided by Section 3(a)(10) thereof.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
Statements included herein that are not historical facts are forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties and are subject to change at any time. In the event such risks or uncertainties materialize, Shire’s results could be materially affected. The risks and uncertainties include, but are not limited to, risks associated with: the inherent uncertainty of pharmaceutical research, product development including, but not limited to the successful development of JUVISTA® (Human TGFb3) and veleglucerase alfa (GA-GCB); manufacturing and commercialization including, but not limited to, the establishment in the market of VYVANSE™ (lisdexamfetamine dimesylate) (Attention Deficit and Hyperactivity Disorder (“ADHD”)); the impact of competitive products, including, but not limited to, the impact of those on Shire’s ADHD franchise; patents, including but not limited to, legal challenges relating to Shire’s ADHD franchise; government regulation and approval, including but not limited to the expected product approval date of INTUNIV™ (guanfacine extended release) (ADHD); Shire’s ability to secure new products for commercialization and/or development; and other risks and uncertainties detailed from time to time in Shire’s filings with the Securities and Exchange Commission, including Shire plc’s Annual Report on Form 10-K for the year ended December 31, 2007.